UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                Amendment No. 1


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2007

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                           000-23788              22-3284403
  ----------                        ---------------      ------------------
(State or other jurisdiction       (Commission File         (IRS Employer
   of ncorporation)                    Number)           Identification No.)


                         379 Thornall, Edison, NJ 08818
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (732) 205-0500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8K/A to our Form 8K dated December 21, 2007, which was filed with the Securities and Exchange Commission on December 26, 2007, is being filed to amend Section 9(d), Exhibits.


SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Xechem International, Inc. has received an aggregate of approximately $459,000 of subscription proceeds in connection with its issuance of a new tranche of Units comprised of convertible debentures plus warrants to purchase 75% of the shares of common stock purchasable on conversion of the original principal amount of the debentures. The debentures are substantially similar to those issued in connection with its Units offering completed in April, 2007, except that they are convertible into Common Stock at a lower per share price ($0.001 per share), mature October 31, 2009, are not secured by a pledge of any of the assets of Dr. Pandey, and were issued outright rather than pursuant to a purchase agreement containing extensive representations and warranties of the Company. The warrants are also exercisable at $0.001 per share.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

        a)      Financial Statements of business acquired -  None

        b)      Pro Forma Financial Information - None

        c)      Shell Company Transactions - None

        d)      Exhibits -

                  99.1 - Debenture Form


SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Xechem International, Inc.


                           By:/s/Robert Swift
                               _____________________________
                               Robert Swift, Chief Oversight Officer



Dated: December 31, 2007